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                                                                     EXHIBIT 4.2

                                CSX CORPORATION

                                      AND

                           THE CHASE MANHATTAN BANK,
                                    TRUSTEE

                        _______________________________

                              THIRD SUPPLEMENTAL
                                   INDENTURE

                          DATED AS OF APRIL 22, 1998
                        _______________________________


                               SENIOR SECURITIES

          THIRD SUPPLEMENTAL INDENTURE, dated as of April 22, 1998 between CSX Corporation, a Virginia corporation (the "Company"), and The Chase Manhattan Bank, a New York banking corporation, Trustee (the "Trustee").


                            RECITALS OF THE COMPANY

          WHEREAS, the Company has heretofore executed and delivered to the Trustee a certain indenture, dated as of August 1, 1990 and supplemented by the First Supplemental Indenture dated as of June 15, 1991 and the Second Supplemental Indenture dated as of May 6, 1997 (the "Second Supplemental Indenture") (the indenture, as so supplemented, is herein called the "Indenture"), pursuant to which one or more series of unsecured debentures, securities or other evidences of indebtedness of the Company (herein called the "Securities") may be issued from time to time;

          WHEREAS, Section 901 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purpose, among other things, of (i) changing or eliminating any of the provisions of the Indenture, provided that such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision, (ii) establishing the form or terms of Securities of any series and any related coupons as permitted by Sections 201 and 301 of the Indenture or (iii) making any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect;
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                                       2

          WHEREAS, the Second Supplemental Indenture amended and supplemented the terms of the Indenture with respect to the May 1997 Securities (as defined in the Second Supplemental Indenture);

          WHEREAS, the Second Supplemental Indenture, by its terms, was applicable only to the May 1997 Securities;

          WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Third Supplemental Indenture to amend the Indenture with respect to all series of Securities issued under the Indenture on or after May 6, 1997 by making the terms, provisions and conditions of the Second Supplemental Indenture applicable to all such series of Securities; and

          WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of any series of Securities issued on or after May 6, 1997, as follows:


                                  ARTICLE ONE

          The terms, provisions and conditions of the Second Supplemental Indenture (except to the extent such terms, provisions or conditions would limit the applicability of the Second Supplemental Indenture to the May 1997 Securities) shall apply to all series of Securities issued under the Indenture on or after May 6, 1997.


                                  ARTICLE TWO

          Section 2.1  Incorporation of Indenture.  All the provisions of this
                       --------------------------
Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument and shall be binding upon all the Holders of Securities.

          Section 2.2  Counterparts.  This Third Supplemental Indenture may be
                       ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
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                                       3

          Section 2.3  Successors and Assigns.  All covenants and agreements in
                       ----------------------
this Third Supplemental Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

          Section 2.4  Separability Clause.  In case any provision in this Third
                       -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 2.5  Benefits of Third Supplemental Indenture.  Nothing in
                       ----------------------------------------
this Third Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders of Securities issued on or after May 6, 1997, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture. Except as expressly supplemented or amended as set forth in this Third Supplemental Indenture, the Indenture is hereby ratified and confirmed, and all the terms, provisions and conditions thereof shall be and continue in full force and effect. The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture as amended and supplemented by this Third Supplemental Indenture.

          Section 2.6. Defined Terms.  All terms used in this Third
                       -------------
Supplemental Indenture which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.
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          IN WITNESS WHEREOF, the parties hereto have caused this Third
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                     CSX CORPORATION



[Seal]                               By: /s/ David D. Owen
                                        ---------------------------------------
                                     Name:  David D. Owen
                                     Title: Managing Director--Corporate Finance


Attest:  /s/ Rachel E. Geiersbach
       ----------------------------------------
     Assistant Corporate Secretary



[Seal]                               THE CHASE MANHATTAN BANK, as Trustee



                                     By: /s/ Ronald J. Halleran
                                        ----------------------------------------
                                     Name:  Ronald J. Halleran
                                     Title: Second Vice President


Attest: /s/ [Signature]
       ----------------------------------------
     Title: Assistant Secretary


THIRD SUPPLEMENTAL INDENTURE
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State of Virginia
City of Richmond    ss.:

          On the 22nd day of April, 1998, before me personally came David D. Owen to me known, who, being by me duly sworn, did depose and say that he is Managing Director--Corporate Finance of CSX Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

(Notarial Seal)  /s/ Cynthia H. Freeze
                 -----------------------

THIRD SUPPLEMENTAL INDENTURE
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State of New York
County of           ss.:

          On the 22nd day of April, 1998, before me personally came Ronald J. Halleran to me known, who, being by me duly sworn, did depose and say that he is a Second Vice President of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the By-Laws of said corporation, and that he signed his name thereto by like authority.

(Notarial Seal)  /s/ Emily Fayan
                 ------------------------

THIRD SUPPLEMENTAL INDENTURE